UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported :  June 30, 2004

Commission File Number 1-8036

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-1210010 (I.R.S. Employer Identification No.)
101 Gordon Drive, PO Box 645, Lionville, PA (Address of principal executive offices)	19341-0645 (Zip code)
Registrant's telephone number, including area code 610-594-2900
N/A

         Former name or former address, if changed since last report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                (c) Exhibits:

                Exhibit #  Description

   99.1   West Pharmaceutical Services, Inc. Press Release, dated  June 30, 2004.

   99.2  Reconciliation of pro forma earnings per share to US GAAP basis.

Item 9. Regulation FD Disclosure.

On June 30, 2004, West Pharmaceutical Services, Inc. announced that it was reviewing strategic alternatives for its Drug Delivery Division, provided an estimate of earnings per share for the three months ended June 30, 2004 and revised its sales and earnings guidance for the year 2004.  A copy of the press release announcing these events is attached as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC
(Registrant)
Date: June 30, 2004	/s/ William J. Federici
William J. Federici Vice President and Chief Financial Officer

Exhibit Index

99.1    West Pharmaceutical Services, Inc. Press Release, dated June 30, 2004.

99.2  Reconciliation of pro forma earnings per share to US GAAP basis.